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                                                                      EXHIBIT 11

                 Briggs & Stratton Corporation and Subsidiaries
               Computation of Earnings Per Share of Common Stock

                                                                                          Quarter Ended
                                                                                 --------------------------------
                                                                                 March 30, 1997     March 31,1996
                                                                                 --------------     -------------
Computations for Statements of Income

Primary earnings per share of common stock:

     Net income                                                                  $   46,514,000    $  45,226,000
                                                                                 ==============    =============

     Average shares of common stock outstanding                                      28,927,000       28,927,000
     Incremental common shares applicable to common stock
       options based on the average market price during the period                      128,096          139,281
                                                                                 --------------    -------------
     Average common shares, as adjusted                                              29,055,096       29,066,281
                                                                                 ==============    =============

     Earnings per share of common stock:                                         $         1.60    $        1.56
                                                                                 ==============    =============


Fully diluted earnings per share of common stock:

     Average shares of common stock outstanding                                      28,927,000       28,927,000

     Incremental common shares applicable to common stock options based on the more dilutive of the common stock ending or average market price
       during the period                                                                128,096          139,281
                                                                                 --------------    -------------

     Average common shares assuming full dilution                                    29,055,096       29,066,281
                                                                                 ==============    =============

     Fully diluted earnings per average share of common stock, assuming
       conversion of all applicable securities                                   $         1.60    $        1.56
                                                                                 ==============    =============


                                                                                         Nine Months Ended
                                                                                 -------------------------------
                                                                                 March 30, 1997    March 31,1996
                                                                                 --------------    -------------
Computations for Statements of Income

Primary earnings per share of common stock:

     Net income                                                                  $   57,946,000    $  65,850,000
                                                                                 ==============    =============

     Average shares of common stock outstanding                                      28,927,000       28,927,000
     Incremental common shares applicable to common stock
       options based on the average market price during the period                      123,406          131,833
                                                                                 --------------    -------------

     Average common shares, as adjusted                                              29,050,406       29,058,833
                                                                                 ==============    =============

     Earnings per share of common stock:                                         $         1.99    $        2.27
                                                                                 ==============    =============


Fully diluted earnings per share of common stock:

     Average shares of common stock outstanding                                      28,927,000       28,927,000

     Incremental common shares applicable to common stock options based on the more dilutive of the common stock ending or average market price
       during the period                                                                126,896          138,883
                                                                                 --------------    -------------

     Average common shares assuming full dilution                                    29,053,896       29,065,883
                                                                                 ==============    =============

     Fully diluted earnings per average share of common stock, assuming
       conversion of all applicable securities                                   $         1.99    $        2.27
                                                                                 ==============    =============




Note: The dilutive effect of stock options is less than 3% and, accordingly, presentation is not required under Accounting Principles Board Opinion No. 15. The above is presented to comply with Securities and Exchange Commission regulations.